Exhibit 5.1

MILBANK, TWEED, HADLEY & MCCLOY LLP

LOS ANGELES

213-892-4000

FAX: 213-629-5063

WASHINGTON, D.C.

202-835-7500

FAX: 202-835-7586

LONDON

44-20-7615-3000

FAX: 44-20-7615-3100

FRANKFURT

49-69-71914-3400

FAX: 49-69-71914-3500

MUNICH

49-89-25559-3600

FAX: 49-89-25559-3700

28 LIBERTY STREET NEW YORK, N.Y. 10005-1413 _________ 212-530-5000 FAX: 212-530-5219 January 29, 2019

BEIJING

8610-5969-2700

FAX: 8610-5969-2707

HONG KONG

852-2971-4888

FAX: 852-2840-0792

SEOUL

822-6137-2600

FAX: 822-6137-2626

SINGAPORE

65-6428-2400

FAX: 65-6428-2500

TOKYO

813-5410-2801

FAX: 813-5410-2891

SÃO PAULO

55-11-3927-7700

FAX: 55-11-3927-7777

MGM Resorts International

3600 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Dear Ladies and Gentlemen:

We have acted as special New York counsel to MGM Resorts International, a Delaware corporation (the “Company”), in connection with the registration of 9,372,336 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), issued to certain selling shareholders named in the prospectus supplement dated January 29, 2019 (the “Prospectus Supplement”), pursuant to the agreement and plan of merger, dated as of May 28, 2018 (the “Agreement”), among the Company, Yonkers Racing Corporation, a New York corporation (“YRC”), Brian Boru of Westchester, Inc., a New York corporation (“Boru”), Westchester Mercantile Market Inc., a New York corporation (“Mercantile”), Boru Merger Sub I, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company, Mercantile Merger Sub I, LLC, a New York limited liability company and a wholly-owned subsidiary of the Company, and Shareholder Representative Services LLC, a Colorado limited liability company, pursuant to which, among other things, the Company agreed to acquire each of YRC, Boru and Mercantile. The Shares have been registered under the registration statement on Form S-3, File No. 333-223375, filed on March 1, 2018 by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Registration Statement”).

In rendering the opinions expressed below, we have examined the General Corporation Law of the State of Delaware (the “DGCL”), corporate records, certificates, agreements and other documents and such questions of law as we have considered necessary or appropriate for purposes of this opinion, including (i) the Registration Statement; (ii) the prospectus dated March 1, 2018 relating to the Shares that was included in the Registration Statement (the “Base Prospectus”); and (iii) the Prospectus Supplement.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, and subject to the assumptions and qualifications set forth herein, and having regard to legal considerations we deem relevant, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and nonassessable.

The foregoing opinions are limited to matters involving the federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Base Prospectus constituting a part of the Registration Statement and in any related prospectus supplement thereunder, including the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP

RDM/MAM

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